================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              PROVENA FOODS INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                               PROVENA FOODS INC.
                             5010 Eucalyptus Avenue
                            Chino, California  91710

            NOTICE OF APRIL 21, 1998 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF PROVENA FOODS INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Provena Foods Inc., a California corporation, will be held on Tuesday, April 21, 1998, at 11:00 a.m., at the Corporation's principal office at 5010 Eucalyptus Avenue, Chino, California 91710 for the following purposes:

     1. To elect directors to serve until the next Annual Meeting of Shareholders;

     2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 2, 1998 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, said meeting or any adjournment thereof.

     WHETHER OR NOT YOU PLAN TO ATTEND, WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY, WHICH YOU MAY REVOKE PRIOR TO ITS USE.


                                PROXY STATEMENT
                                ---------------

     This Proxy Statement relates to the solicitation by the Board of Directors of Provena Foods Inc. (the "Company") of proxies to be used at the Company's April 21, 1998 Annual Meeting of Shareholders (and any adjournment thereof) for the purposes set forth in the above Notice. This Proxy Statement is to be mailed to shareholders on or about March 9, 1998. All expenses of distributing this Proxy Statement, the Notice, and the Proxy card are to be borne by the Company.

     Shares represented by a Proxy card returned properly signed will be voted as directed in the Proxy card. If no direction is made for a matter, the Proxy will be voted for the matter. A Proxy may be revoked at any time before it is voted at the meeting.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     Only shareholders of record at the close of business on March 2, 1998 are entitled to vote at the meeting or any adjournment thereof. On that date the Company had outstanding 2,876,587 shares of common stock. Each share is entitled to one vote, subject to the right to cumulate votes in the election of directors, as described below under Election of Directors.

     The following table sets forth, for each officer, director and 5% shareholder of the Company and for all officers and directors as a group (8 persons), the number and percent of outstanding shares of common stock of the Company owned on March 2, 1998.

                                   IMPORTANT

              PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

                                             Shares Beneficially Owned(2)
                                     ----------------------------------------------
                                       Without Options(4)         Options Exercised(5)
                                      ----------------            -----------------
Name or Category(1)                   Number     Percent        Number     Percent
----------------                      ------     -------        ------     -------
         John D. Determan             335,327      11.7%       335,327      11.2%
         Penny S. Bolton (3)          378,463      13.2%       378,463      12.7%
         Theodore L. Arena            140,994       4.9%       232,452       7.8%
         Ronald A. Provera            322,330      11.2%       322,330      10.8%
         Santo Zito                   352,330      12.2%       352,330      11.8%
         Thomas J. Mulroney            11,900        .4%        30,191       1.0%
         Louis A. Arena               288,030      10.0%       288,030       9.6%
         John M. Boukather              1,719        .1%         1,719        .1%
         Joseph W. Wolbers              7,750        .3%         7,750        .3%
         Officers and Directors     1,460,380      51.0%     1,570,129      52.6%
         Shares Outstanding         2,876,587       100%     2,986,336       100%

-------------------


(1) The address for each person is c/o Provena Foods Inc., 5010 Eucalyptus Avenue, Chino, California 91710.
(2)  All shares are held directly except as noted below.
(3) Penny S. Bolton is the widow of James H. Bolton, former chairman of the Company. Her shares are not included in the group's shares.
(4) Excludes options under the Company's Incentive Stock Option Plan to Theodore L. Arena to purchase 91,458 shares, to Thomas J. Mulroney to purchase 18,291 shares and to all officers and directors as a group to purchase 109,749 shares.
(5)  The options of Messrs. Arena, Mulroney, and the group are deemed exercised.

       No other person is known to the Company to own beneficially more than 5% of the outstanding shares of common stock of the Company.

       Based on copies of filed forms and written representations, the Company believes that all officers, directors and 10% shareholders have timely filed all Forms 3, 4 and 5 required for 1997 and (except as previously disclosed) prior years by Section 16(a) of the Securities Exchange Act, except that Theodore A. Arena and Thomas J. Mulroney each filed a Form 4 in February 1998 for incentive stock options terminated and granted in April 1997.

                             ELECTION OF DIRECTORS

       Eight directors are to be elected to serve until their successors are elected at the next annual meeting. Shareholders are entitled to cumulate votes for directors upon notice by a shareholder at the meeting prior to the voting. Under cumulative voting, each shareholder may cast a number of votes equal to the number of directors to be elected multiplied by the number of the shareholder's shares, and may allocate the votes to one or distribute them among some or all of the candidates. The eight candidates nominated prior to the voting receiving the highest number of votes are elected directors.

       Unless otherwise directed in the Proxy card, if cumulative voting is invoked, votes under proxies received pursuant to this solicitation will be distributed among the eight nominees listed below so as to elect as many of them as possible. If any nominees become unavailable, the proxies may be voted in the proxyholders' discretion for substitute nominees.

                        NOMINEES FOR BOARD OF DIRECTORS

     The name, age, principal position for the past five years and other relevant information for each nominee for the Board of Directors is as follows:

     JOHN D. DETERMAN, age 65, has been a vice president and director of the Company since its formation in 1972, General Counsel from 1986 to 1992, Chief Executive Officer from 1992 to February 21, 1998 and Chairman of the Board since 1992. He is a member of the audit and option committees.

     THEODORE L. ARENA, age 55, has been the General Manager of the Company's meat division since 1976, the President and a director of the Company since 1985 and the Chief Executive Officer since February 21, 1998. He is the nephew of Louis A. Arena, a director of the Company.

     RONALD A. PROVERA, age 60, has been the secretary and a director of the Company since its formation in 1972 and was the General Manager of Sav-On Food Co., the Company's distribution business, from its formation in 1960 until its liquidation in 1991. He is currently providing sales support to the Company's pasta division. He is a member of the option committee.

     SANTO ZITO, age 61, has been the Company's plant engineer since 1976, and a vice president and director of the Company since its formation in 1972. He is currently the General Manager of the pasta division. He is a member of the option committee.

     THOMAS J. MULRONEY, age 52, has been the Company's chief accountant since 1976, the Chief Financial Officer since 1987, a vice president since 1991, and a director since 1992.

     LOUIS A. ARENA, age 75, has been a director of the Company since 1972, a vice president from 1972 to 1989, and General Manager of the Royal-Angelus Macaroni Co. division from 1975 until his retirement in 1989.

     JOSEPH W. WOLBERS, age 68, has been a director of the Company and Chairman of the audit committee since 1990. He retired in 1989 as a vice president of First Interstate Bank where he had been employed since 1950.

     JOHN M. BOUKATHER, age 61, is a management consultant. He was the Director of Operations of PW Supermarkets from 1993 to 1994, Vice President, Retail Sales, of Certified Grocers of California, Ltd. from 1992 to 1993 and president of Pantry Food Markets from 1983 to 1987. He has been a director of the Company and member of the audit committee since 1987.

                         BOARD COMMITTEES AND MEETINGS

     The Board of Directors has two committees, the audit committee and the option committee. The board has no executive, nominating or compensation committees, and the full board acts in these capacities.

     The audit committee's function is to oversee the Company's relationship with its independent accountants and to ensure that the Company's financial practices are adequate. The audit committee met once in 1997. The option committee's function is to grant options under and administer the Company's 1987 Incentive Stock Option Plan. The option committee met once in 1997.

     The board held four formal meetings during 1997. All members were present at all board and committee meetings, except Ronald A. Provera was absent from one board meeting.

     Directors who are not officers or employees of the Company are paid a fee of $1,000 for each board meeting or committee meeting attended.

                                 EXECUTIVE COMPENSATION

     The following table sets forth for the years ended December 31, 1997, 1996 and 1995, all compensation of all executive officers of the Company serving at December 31, 1997.

                                                Annual     Restricted         SEP/IRA
Name and Position                   Year        Salary    Option Award     Contributions
-----------------                   ----        ------    ------------     -------------
                                                            Shares

John D. Determan,                   1997      $ 65,658                       $ 9,849
  Chairman of the Board             1996        62,791                         9,419
                                    1995        63,098                         9,465

Theodore L. Arena,                  1997       110,790       91,458           16,618
  President and                     1996       107,135                        16,070
  Chief Executive Officer           1995       105,887                        15,883

 Ronald A. Provera,                 1997       105,414                        15,812
  Secretary                         1996       103,568                        15,535
                                    1995       103,338                        15,501

Santo Zito,                         1997       108,195                        16,229
  Vice President                    1996       106,246                        15,937
                                    1995       111,586                        16,738

Thomas J. Mulroney,                 1997       105,552       18,291           15,833
  Chief Financial Officer           1996       102,161                        15,324
                                    1995       101,693                        15,254

     See Incentive Stock Option Plan below for information on Incentive Stock
         ---------------------------
Options.  See Simplified Employee Pension Plan below for more information on
              --------------------------------
SEP/IRA Contributions.

     The Company does not currently pay bonuses or deferred compensation to any executive officer and does not provide them with automobiles, other perquisites, employment contracts or "golden parachute" arrangements. Effective November 1, 1997, Mr. Determan's basic annual salary was raised from $60,000 to $75,000 and the basic annual salary of each of the other four officers was raised from $100,000 to $125,000. The annual salary shown above is as reported on Form W-2 and includes the cost of life insurance and other costs taxable to the officer.

Simplified Employee Pension Plan
--------------------------------

     In 1988, the Company adopted a Simplified Employee Pension-Individual Retirement Accounts ("SEP-IRA") plan and executed SEP-IRA Agreements with Wells Fargo Bank, N.A. and Dean Witter Reynolds Inc., covering all employees at least 18 years old who have worked at least six months and earned at least $300 during the year, except certain union employees.

     The Company makes contributions under the plan in the discretion of the board, allocated in proportion to compensation, to an Individual Retirement Account ("IRA") established by each eligible employee.

     Contributions, up to 15% of eligible compensation, are deductible by the Company and not taxable to the employee. An employee may withdraw SEP-IRA funds from the employee's IRA. Withdrawals are taxable as ordinary income, and withdrawals before age 59-1/2 may be subject to tax penalties.

     For 1997, the Company contributed $391,761 to IRA's under the plan.

Incentive Stock Option Plan
---------------------------

     In April 1987, the Company adopted an Incentive Stock Option Plan under
Section 422A of the Internal Revenue Code of 1986. Under the plan, as amended in 1988, for a period of 10 years from the date of adoption, an Option Committee appointed by the Board of Directors is authorized in its discretion to grant to key management employees options to purchase up to an aggregate of 261,704 shares of common stock of the Company. The options may become exercisable in such installments as may be established by the Option Committee. The purchase price of shares covered by an option may not be less than the market value of the shares on the date of grant. The term of an option may not exceed 10 years and an option may not become exercisable in any year with respect to the purchase of more than $100,000 worth of shares based on the market value on the date of grant.

     In August 1987, options were granted under the plan to purchase 185,000 shares at a price of $7.00 per share, 125,000 to Theodore L. Arena, 30,000 to Thomas J. Mulroney and 30,000 to another employee. In June 1988, those options were terminated and options were granted to purchase 230,000 shares at a price of $3-5/8 per share, 155,000 to Mr. Arena, 30,000 to Mr. Mulroney and the balance to three other employees. In December 1992, the outstanding options were terminated and options were granted to purchase 260,000 shares at a price of $2-1/4 per share, 150,000 to Mr. Arena, 30,000 to Mr. Mulroney, and the balance to four other employees. In April 1997, outstanding options of Messrs. Arena and Mulroney to purchase 60,000 and 12,000 shares, respectively, were terminated and options were granted to Messrs. Arena and Mulroney to purchase 91,458 and 18,291 shares, respectively, at a price of $2-9/16 per share.

     No options were exercised prior to 1994. In 1994, options were exercised to purchase 52,000 shares, including 30,000 by Mr. Arena and 6,000 by Mr. Mulroney. In 1995, options were exercised to purchase 53,555 shares, including 30,000 by Mr. Arena and 6,000 by Mr. Mulroney. In 1996 and 1997, options were exercised to purchase 16,000 and 20,400 shares, respectively, none by executive officers. The following table shows the options granted to executive officers in 1997 and the potential value of the options at the expiration date of the options, assuming the Company's stock appreciated at the specified annual compounded rate from the $2-9/16 per share market price at the date of grant.

                                              Option Grants in 1997
                                              ---------------------
                                                                                 Potential Realizable Value at
                                                                                 Annual Rates of Stock Price
                                    Percent of Total                             Appreciation for Option Term
                         Options   Options Granted to    Exercise  Expiration   ------------------------------
         Name            Granted   Employees in 1997     Price     Date 4/10        5%                   10%
----------------------   -------   ------------------    --------  ---------    --------              --------
Theodore L. Arena         91,458         83.3%            $2-9/16    2007       $147,388              $373,511
Thomas J. Mulroney        18,291         16.7%            $2-9/16    2007       $ 29,477              $ 74,700

Option Committee Report
-----------------------

     In April 1997, the option committee granted new options exercisable at the then current market price to two officers to provide a long term incentive and reward for increased earnings and stock price increases from current levels. The following table shows the least number of options held by an executive officer both before and after the June 1988, December 1992 and April 1997 option terminations and grants, as if the options were repriced.

                                     Option Repricings
                                     -----------------
                                             Price of    Exercise                   Years of
                                Number of   Stock at    Price at                Original Option
                                 Options     Time of     Time of    Exercise   Term Remaining at
Name                    Date    Repriced    Repricing   Repricing    Price     Date of Repricing
-----                   -----   ---------   ---------   ---------   --------   -----------------

Theodore L. Arena        6/88     125,000     $3-5/8       $7        $3-5/8           9.25
                        12/92     150,000     $2-1/4       $3-5/8    $2-1/4           5.5
                         4/97      60,000     $2-9/16      $2-1/4    $2-9/16          1.7
Thomas J. Mulroney       6/88      30,000     $3-5/8       $7        $3-5/8           9.25
                        12/92      30,000     $2-1/4       $3-5/8    $2-1/4           5.5
                         4/97      12,000     $2-9/16      $2-1/4    $2-9/16          1.7
James P. McClune        12/92      10,000     $2-1/4       $3-5/8    $ 2-1/4          5.5

Option Committee Members:  John D. Determan, Ronald A. Provera and Santo Zito

Performance Graph
-----------------

     The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's common stock to the S&P 500 Stock Index and the S&P Food Group Index for five years, assuming reinvestment of dividends.

                        5 YEAR CUMULATIVE TOTAL RETURNS



                                    1992   1993   1994   1995   1996   1997
          S&P 500 STOCK INDEX        100    110    112    153    189    252
          S&P FOOD GROUP INDEX       100     92    102    131    155    222
          PROVENA FOODS INC.         100    151    130    191    137    174

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     The Company has no compensation committee. All executive officers are members of the board and participate in the board's deliberations concerning executive compensation.

Board Report on Executive Compensation
--------------------------------------

     The major Company policy affecting past and current executive compensation is to run the Company for the benefit of its shareholders and not for the benefit of management. The board members own over 50% of the outstanding shares of the Company. Four out of five of the executive officers are substantial shareholders of the Company. Maintaining low executive compensation and promoting management stock ownership tends to cause the executive officers who are substantial shareholders to have the same interest as the other shareholders in the long term performance of the Company. Their stock interest causes them to be directly rewarded or penalized by the extent the Company continues to pay dividends and maintain its growth, which should ultimately be reflected in the value of the Company's stock.

     The salary of the one executive officer who is not a substantial shareholder is based upon the judgment of the board of how well the officer is performing his duties and how well the Company is performing. There is no specific relationship between Company performance and compensation for any executive officer, other than through stock options for two executive officers.

John D. Determan      Ronald A. Provera     John M. Boukather      Thomas J. Mulroney
Theodore L. Arena     Santo Zito            Joseph W. Wolbers      Louis A. Arena

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     KPMG Peat Marwick LLP is the Company's firm of independent certified public accountants and is expected to continue in this capacity for the current year. Representatives of KPMG Peat Marwick LLP have indicated that they intend to be present at the Annual Meeting and will have an opportunity to address the shareholders and respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If any other business should properly come before the meeting, votes may be cast pursuant to the proxies solicited hereby with respect to such business in the discretion of the proxyholders.

                           1999 SHAREHOLDER PROPOSALS

          Any proposal a shareholder of the Company wishes to have presented at the 1999 Annual Meeting of Shareholders must be received by the Company by January 1, 1999.

                                           By Order of the Board of Directors.

                                                   JOHN D. DETERMAN
Chino, California                                  Chairman of the Board
March 9, 1998

           PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE
             ACCOMPANYING SELF-ADDRESSED POSTAGE PREPAID ENVELOPE.

                              PROVENA FOODS INC.

                              SHAREHOLDER'S PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints JOHN D. DETERMAN, THEODORE L. ARENA and RONALD A. PROVERA as Proxies, each with full power of substitution, to represent and to vote as directed below, all of the shares of common stock of Provena Foods Inc. held of record by the undersigned on March 2, 1998, at the Annual Meeting of Shareholders to be held on April 21, 1998 or any adjournment thereof.

  This Proxy, when properly executed, will be voted as the undersigned shareholder directs below.

      IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE)
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

--------------------------------------------------------------------------------
                                                                 [X] Please mark
                                                                      your votes
                                                                    as indicated



      IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


     PROPOSAL                                       DIRECTIONS
     --------                ---------------------------------------------------

1. ELECTION OF DIRECTORS     [_] FOR all nominees     [_] WITHOUT AUTHORITY
   To elect the nominees         except those deleted.    to vote for directors.
   listed below.


TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEES, PLEASE STRIKE OUT THEIR NAMES BELOW.

     John D. Determan, Theodore L. Arena, Ronald A. Provera, Louis A. Arena, Santo Zito, Thomas J. Mulroney, John M. Boukather and Joseph W. Wolbers.

2. In their discretion, to vote on such other business as may properly come before the meeting.

                                            PLEASE MARK, DATE, SIGN AND RETURN
                                            PROXY CARD PROMPTLY IN THE ENCLOSED
                                            ENVELOPE.

                                       Mark [_] if you plan to attend meeting.



Signature(s) __________________________    Date _______________________________
NOTE: Please sign exactly as name appears above. If signing as representative, state capacity.
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE